  Exhibit 99.1

American Resources Corporation Acquires Additional Equipment to Expand Production

Strength of balance sheet has enabled the Company to be opportunistic in expanding its base of production equipment

Market fundamentals is giving Company comfort in considering expanding accretive production

February 1, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / February 1, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced that it has acquired additional production equipment to expand its base of carbon production and efficiencies at Perry County Resources as well as prepare for the potential opportunity to bring other complexes online in the future.

The worldwide market for metallurgical carbon is showing strength in terms of long-term fundamental demand as COVID-19 vaccines have begun to be administered. With this, the Company have seen economies begin to prepare and activate economic stimulus to pull their economies forward to a more modern-day economy, which requires a significant infrastructure spend. The Company had the opportunity to acquire this expansive fleet of equipment at a very attractive price, and what it believes to be a fraction of its marketable value given its ability to act quickly due to the strength of its balance sheet.

Thomas Sauve, President of American Resources said, “We have some of the highest quality, lowest cost and longest life assets in the country for producing metallurgical carbon. Our efforts to acquire, restructure and reposition our assets enables us to move swiftly to bring operations online when the market dictates. Given our cost structure and financial flexibility, we are excited to closely monitor the markets and utilize our advantages to expand our production base in the near future. This spread of equipment we have acquired, and the price we paid, showcases our extremely low capex model of accretive expansion of production. We look forward to the years ahead of us and putting this equipment to work.”

American Resources Corporation, with its three divisions, American Carbon, American Rare Earth and American Metals is built to leverage the growth of infrastructure and electrification markets that are predicted to see significant expansion over the next decade. The current administration in United States has stated its intention to advance a green economy, which will require substantial infrastructure redevelopment and a significant spend on U.S. produced steel as well as growth in the electric vehicle fleet.

About American Resources Corporation
American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications